Corporate Capital Trust, Inc. SC TO-I/A

Exhibit 3.2

CORPORATE CAPITAL TRUST, INC.

THIRD AMENDED AND RESTATED BYLAWS

ARTICLE I
OFFICES

Section 1.          PRINCIPAL OFFICE. The principal office of Corporate Capital Trust, Inc., a corporation organized under the laws of the State of Maryland (the “Company”), in the State of Maryland shall be located at such place as the Board of Directors of the Company (the “Board”) may designate.

Section 2.          ADDITIONAL OFFICES. The principal executive office of the Company is at 555 California Street, 50th Floor, San Francisco, California 94104. The Company may have additional offices at such places as the Board may from time to time determine or the business of the Company may require.

ARTICLE II
MEETINGS OF SHAREHOLDERS

Section 1.          PLACE. All meetings of shareholders shall be held at the principal executive office of the Company or at such other place as shall be set in accordance with these Third Amended and Restated Bylaws (these “Bylaws”) and stated in the notice of the meeting.

Section 2.          ANNUAL MEETING. An annual meeting of shareholders for the election of directors and the transaction of any business within the powers of the Company shall be held on the date and at the time and place set by the Board.

Section 3.          SPECIAL MEETINGS.

(a)          General. (i) The chairman of the Board, (ii) the chief executive officer, (iii) the president or (iv) a majority of the whole Board may call a special meeting of the shareholders. Subject to subsection (b) of this Section 3, the secretary of the Company shall call a special meeting of shareholders to act on any matter that may properly be considered at a meeting of shareholders upon the written request of the shareholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting. Subject to subsection (b) of this Section 3, any meeting shall be held on the date and at the time and place set by the chairman of the Board, the chief executive officer, the president or the Board, whoever has called the meeting.

(b)          Shareholder Requested Special Meetings.

(1)          Any shareholder of record seeking to have shareholders request a special meeting shall, by sending written notice to the secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board to fix a record date to determine the shareholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more shareholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such shareholder (or such agent) and shall set forth all information relating to each such shareholder and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for the election of directors in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”). Upon receiving the Record Date Request Notice, the Board may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than 10 days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board. If the Board, within 10 days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the 10th day after the first date on which a Record Date Request Notice is received by the secretary.

(2)          In order for any shareholder to request a special meeting to act on any matter that may properly be considered at a meeting of shareholders, one or more written requests for a special meeting signed by shareholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority (the “Special Meeting Percentage”) of all of the votes entitled to be cast at such meeting (collectively, the “Special Meeting Request”) shall be delivered to the secretary. In addition, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the secretary), (b) bear the date of signature of each such shareholder (or such agent) signing the Special Meeting Request, (c) set forth (i) the name and address, as they appear in the Company’s books, of each shareholder signing such request (or on whose behalf the Special Meeting Request is signed), (ii) the class, series and number of all shares of stock of the Company which are owned (beneficially or of record) by each such shareholder, and (iii) the nominee holder for, and number of, shares of stock of the Company owned beneficially but not of record by such shareholder, (d) be sent to the secretary by registered mail, return receipt requested, and (e) be received by the secretary within 60 days after the Request Record Date. Any requesting shareholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.

(3)          The secretary shall inform the requesting shareholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the Company’s proxy materials). The secretary shall not be required to call a special meeting upon shareholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this subsection, the secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.

(4)          In the case of any special meeting called by the secretary upon the request of the shareholders (a “Shareholder Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board; provided, however, that the date of any Shareholder Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board fails to designate, within 10 days after the date that a valid Special Meeting Request is actually received by the secretary (the “Delivery Date”), a date and time for a Shareholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board fails to designate a place for a Shareholder Requested Meeting within 10 days after the Delivery Date, then such meeting shall be held at the principal executive office of the Company. In fixing a date for a Shareholder Requested Meeting, the Board may consider such factors as it deems relevant including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board to call an annual meeting or a special meeting. In the case of any Shareholder Requested Meeting, if the Board fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board may revoke the notice for any Shareholder Requested Meeting in the event that the requesting shareholders fail to comply with the provisions of paragraph (3) of this Section 3(b).

(5)          If written revocations of the Special Meeting Request have been delivered to the secretary and the result is that shareholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the secretary, the secretary shall: (i) if the notice of meeting has not already been delivered, the secretary shall refrain from delivering the notice of the meeting and send to all requesting shareholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (ii) if the notice of meeting has been delivered and if the secretary first sends to all requesting shareholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting on the matter and written notice of the Company’s intention to revoke the notice of the meeting or for the chairman of the meeting to adjourn the meeting without action on the matter, (A) the secretary may revoke the notice of the meeting at any time before 10 days before the commencement of the meeting or (B) the chairman of the meeting may call the meeting to order and adjourn the meeting from time to time without acting on the matter. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.

(6)          The Board, the chairman of the Board, the chief executive officer or the president may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Company for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been received by the secretary until the earlier of (i) five Business Days after actual receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the Company that the valid requests received by the secretary represent, as of the Request Record Date, shareholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Company or any shareholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(7)          For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

Section 4.          NOTICE OF MEETINGS.

(a)          Method of Delivery; Minimum Contents. Not less than 10 days nor more than 90 days before each meeting of shareholders, the secretary shall give to each shareholder entitled to vote at such meeting and to each shareholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, by mail, by presenting it to such shareholder personally, by leaving it at the shareholder’s residence or usual place of business, by electronic transmission or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at the shareholder’s address as it appears on the records of the Company, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the shareholder by an electronic transmission to any address or number of the shareholder at which the shareholder receives electronic transmissions. The Company may give a single notice to all shareholders who share an address, which single notice shall be effective as to any shareholder at such address, unless such shareholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more shareholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting.

(b)         Scope of Notice. Subject to Section 11(a) of this Article II, any business of the Company may be transacted at an annual meeting of shareholders without being specifically designated in the notice of such meeting, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice of such meeting. The Company may postpone or cancel a meeting of shareholders by making a public announcement (as defined in Section 11(c)(3) of this Article II) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than 10 days prior to such date and otherwise in the manner set forth in this section.

Section 5.          ORGANIZATION AND CONDUCT. Every meeting of shareholders shall be conducted by an individual appointed by the Board to be chairman of the meeting or, in the absence of such appointment or appointed individual, by the chairman of the board or, in the case of a vacancy in the office or absence of the chairman of the board, by one of the following officers present at the meeting in the following order: the vice chairman of the board, if there is one, the chief executive officer, the president, the vice presidents in their order of rank and, within each rank, in their order of seniority, the secretary, or, in the absence of such officers, a chairman chosen by the shareholders by the vote of a majority of the votes cast by shareholders present in person or by proxy. The secretary or, in the case of a vacancy in the office or absence of the secretary, an assistant secretary or an individual appointed by the Board or the chairman of the meeting shall act as secretary. In the event that the secretary presides at a meeting of shareholders, an assistant secretary, or, in the absence of all assistant secretaries, an individual appointed by the Board or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of shareholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the shareholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance or participation at the meeting to shareholders of record of the Company, their duly authorized proxies and such other individuals as the chairman of the meeting may determine; (c) limiting the time allotted to questions or comments; (d) determining when and for how long the polls should be opened and when the polls should be closed and when announcement of the results should be made; (e) maintaining order and security at the meeting; (f) removing any shareholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (g) concluding a meeting or recessing or adjourning the meeting, whether or not a quorum is present, to a later date and time and at a place announced at the meeting; and (h) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with any rules of parliamentary procedure.

Section 6.          QUORUM. At any meeting of shareholders, the presence in person or by proxy of the shareholders entitled to cast one-third of all the votes entitled to be cast at such meeting on any matter (without regard to class or series) shall constitute a quorum, except with respect to any matter that, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes or series of capital stock of the Company, in which case the presence in person or by proxy of the holders of shares of the Company’s capital stock entitled to cast a majority of the votes entitled to be cast by each such class or series on such matter shall constitute a quorum. This Section 6 shall not affect any requirement under any statute, any other provisions of these Bylaws or the charter of the Company (the “Charter”) for the vote necessary for the approval of any matter. If such quorum is not established at any meeting of the shareholders, then the chairman of the meeting may adjourn the meeting from time to time to a date not more than 120 days after the original record date without further notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough shareholders to leave fewer than would be required to establish a quorum.

Section 7.          VOTING. A nominee for director shall be elected only if such nominee receives the affirmative vote of a majority of the total votes cast for and against such nominee at a meeting of shareholders duly called and at which a quorum is present. However, directors shall be elected by a plurality of votes cast at a meeting of shareholders duly called and at which a quorum is present for which (i) the secretary of the Company receives notice that a shareholder has nominated an individual for election as a director in compliance with the requirements of advance notice of shareholder nominees for directors set forth in Article II, Section 11 of these Bylaws, and (ii) such nomination has not been withdrawn by such shareholder on or before the close of business on the 10th day before the date of filing of the definitive proxy statement of the Company with the Securities and Exchange Commission (the “Commission”), and, as a result of which, the number of nominees is greater than the number of directors to be elected at the meeting. Each share entitles the holder thereof to vote for as many individuals as there are directors to be elected and for whose election the holder is entitled to vote. A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless a different vote is required by statute, the Charter or these Bylaws. Unless otherwise provided by statute or by the Charter, each outstanding share of capital stock owned of record on the applicable record date, regardless of class, entitles the holder thereof to cast one vote on each matter submitted to a vote at a meeting of shareholders.

Section 8.          PROXIES. A holder of record of shares of capital stock of the Company may cast votes in person or by proxy executed by the shareholder or by the shareholder’s duly authorized agent in any manner permitted by applicable law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Company before or at the meeting. No proxy shall be valid more than 11 months after its date unless otherwise provided in the proxy.

Section 9.          VOTING OF STOCK BY CERTAIN HOLDERS. Shares of stock of the Company registered in the name of a corporation, limited liability company, partnership, joint venture, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, managing member, manager, general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any trustee or fiduciary, in such capacity, may vote stock registered in such trustee’s or fiduciary’s name, either in person or by proxy.

Shares of stock of the Company directly or indirectly owned by it or its subsidiaries shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board may adopt by resolution a procedure by which a shareholder may certify in writing to the Company that any shares of stock registered in the name of the shareholder are held for the account of a specified person other than the shareholder. The resolution shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Company; and any other provisions with respect to the procedure which the Board considers necessary or appropriate. On receipt by the secretary of the Company of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder of record of the specified stock in place of the shareholder who makes the certification.

Section 10.           INSPECTORS. The Board or the chairman of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor to the inspector. Except as otherwise provided by the chairman of the meeting, the inspectors, if any, shall (i) determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chairman of the meeting, (iv) hear and determine all challenges and questions arising in connection with the right to vote, and (v) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 11.           ADVANCE NOTICE OF SHAREHOLDER NOMINEES FOR DIRECTOR AND OTHER SHAREHOLDER PROPOSALS.

(a)          Annual Meetings of Shareholders. To the extent that the Company shall hold an annual meeting of its shareholders:

(1)          Nominations of individuals for election to the Board and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of the Board or (iii) by any shareholder of the Company who was a shareholder of record at the record date set by the Board for the purpose of determining shareholders entitled to vote at the annual meeting, at the time of giving of notice by such shareholder as provided for in this Section 11(a) and at the time of the annual meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with this Section 11(a).

(2)          For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of subsection (a)(1) of this Section 11, the shareholder must have given timely notice thereof in writing to the secretary of the Company and such other business must otherwise be a proper matter for action by the shareholders. To be timely, a shareholder’s notice shall set forth all information required under this Section 11 and shall be delivered to the secretary at the principal executive office of the Company not earlier than 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement (as defined in Section 11(c)(3) of this Article II) for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, in order for notice by the shareholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the 10th day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a shareholder’s notice as described above.

(3)          Such shareholder’s notice shall set forth:

(i)           as to each individual whom the shareholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act;

(ii)          as to any other business that the shareholder proposes to bring before the meeting, a description of such business, the shareholder’s reasons for proposing such business at the meeting and any material interest in such business of such shareholder or any Shareholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the shareholder or the Shareholder Associated Person therefrom;

(iii)         as to the shareholder giving the notice, any Proposed Nominee and any Shareholder Associated Person:

(A)          the class, series and number of all shares of stock or other securities of the Company or any affiliate thereof (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such shareholder, Proposed Nominee or Shareholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person,

(B)           the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such shareholder, Proposed Nominee or Shareholder Associated Person,

(C)           whether and the extent to which such shareholder, Proposed Nominee or Shareholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of Company Securities for such shareholder, Proposed Nominee or Shareholder Associated Person or (II) increase or decrease the voting power of such shareholder, Proposed Nominee or Shareholder Associated Person in the Company or any affiliate thereof disproportionately to such person’s economic interest in the Company Securities, and

(D)          any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Company), by security holdings or otherwise, of such shareholder, Proposed Nominee or Shareholder Associated Person, in the Company or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such shareholder, Proposed Nominee or Shareholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(iv)         as to the shareholder giving the notice, any Shareholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (3) of this Section 11(a) and any Proposed Nominee,

(A)          the name and address of such shareholder, as they appear on the Company’s share ledger, and the current name and business address, if different, of each such Shareholder Associated Person and any Proposed Nominee, and

(B)          the investment strategy or objective, if any, of such shareholder and each such Shareholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such shareholder and each such Shareholder Associated Person;

(v)          the name and address of any person who contacted or was contacted by the shareholder giving the notice or any Shareholder Associated Person about the Proposed Nominee or other business proposal; and

(vi)         to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the nominee for election or reelection as a director or the proposal of other business.

(4)          Such shareholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a written undertaking executed by the Proposed Nominee (i) that such Proposed Nominee (a) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Company in connection with service or action as a director that has not been disclosed to the Company and (b) will serve as a director of the Company if elected; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Company, upon request by the shareholder providing the notice, and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act, or would be required pursuant to the rules of any national securities exchange on which any securities of the Company are listed or over-the-counter market on which any securities of the Company are traded).

(5)          Notwithstanding anything in this subsection (a) of this Section 11 to the contrary, in the event that the number of directors to be elected to the Board is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement (as defined in Section 11(c)(3) of this Article II) for the preceding year’s annual meeting, a shareholder’s notice required by this Section 11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive office of the Company not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Company.

(6)          For purposes of this Section 11, “Shareholder Associated Person” of any shareholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (ii) any beneficial owner of shares of stock of the Company owned of record or beneficially by such shareholder and (iii) any person controlling, controlled by or under common control with such Shareholder Associated Person. For purposes of this Section 11, “control” shall have the meaning ascribed to it in Section 2 of the Investment Company Act of 1940, as amended (the “1940 Act”).

(b)          Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Nominations of individuals for election to the Board may be made at a special meeting of shareholders at which directors are to be elected only (i)  by or at the direction of the Board or (ii) provided that the special meeting has been called in accordance with Section 3(a) of this Article II for the purpose of electing directors, by any shareholder of the Company who is a shareholder of record at the record date set by the Board for the purpose of determining shareholders entitled to vote at the special meeting, at the time of giving of notice provided for in this Section 11 and at the time of the special meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 11. In the event the Company calls a special meeting of shareholders for the purpose of electing one or more individuals to the Board, any shareholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Company’s notice of meeting, if the shareholder’s notice, containing the information required by paragraphs (a)(3) and (4) of this Section 11, is delivered to the secretary at the principal executive office of the Company not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a shareholder’s notice as described above.

(c)          General.

(1)          If information submitted pursuant to this Section 11 by any shareholder proposing a nominee for election as a director or any proposal for other business at a meeting of shareholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 11. Any such shareholder shall notify the Company of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the secretary or the Board, any such shareholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board or any authorized officer of the Company, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 11, and (B) a written update of any information (including, if requested by the Company, written confirmation by such shareholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the shareholder pursuant to this Section 11 as of an earlier date. If a shareholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 11.

(2)          Only such individuals who are nominated in accordance with this Section 11 shall be eligible for election by shareholders as directors, and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with this Section 11. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 11.

(3)          For purposes of this Section 11, “the date of the proxy statement” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission from time to time. “Public announcement” shall mean disclosure (A) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (B) in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to the Exchange Act.

(4)          Notwithstanding the foregoing provisions of this Section 11, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any right of a shareholder to request inclusion of a proposal in, or the right of the Company to omit a proposal from, any proxy statement filed by the Company with the Securities and Exchange Commission pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 11 shall require disclosure of revocable proxies received by the shareholder or Shareholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such shareholder or Shareholder Associated Person under Section 14(a) of the Exchange Act.

(5)          Notwithstanding anything in these Bylaws to the contrary, except as otherwise determined by the chairman of the meeting, if the shareholder giving notice as provided for in this Section 11 does not appear in person or by proxy at such annual or special meeting to present each nominee for election as a director or the proposed business, as applicable, such matter shall not be considered at the meeting.

Section 12.        VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the chairman of the meeting shall order or any shareholder shall demand that voting be by ballot.

Section 13.        CONTROL SHARE ACQUISITION ACT. Notwithstanding any other provision of the Charter or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law, as amended from time to time, or any successor statute (the “MGCL”), shall not apply to any acquisition by any person of shares of stock of the Company. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

ARTICLE III
DIRECTORS

Section 1.          GENERAL POWERS. The business and affairs of the Company shall be managed under the direction of the Board.

Section 2.          NUMBER, TENURE AND QUALIFICATIONS. A majority of the whole Board may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than one, which is the minimum number required by the MGCL, nor more than 11, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors. The Board shall be divided into classes as more fully set forth in the Charter. Each director shall hold office until the next annual meeting of shareholders at which his or her class stands for election or until such director’s successor is duly elected and qualifies. Any director of the Company may resign at any time by delivering his or her resignation to the Board, the chairman of the Board or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

Section 3.          ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board shall be held immediately after and at the same place as the annual meeting of shareholders, if any, no notice other than this Bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board. Regular meetings of the Board shall be held from time to time at such places and times as provided by the Board by resolution, without notice other than such resolution.

Section 4.          SPECIAL MEETINGS. Special meetings of the Board may be called by or at the request of the chairman of the Board, the chief executive officer, the president or by a majority of the directors then in office. The person or persons authorized to call special meetings of the Board may fix the time and place of any special meeting of the Board called by them. The Board may provide, by resolution, the time and place for the holding of special meetings of the Board, without notice other than such resolution.

Section 5.          NOTICE. Notice of any annual, special or regular meeting of the Board shall be delivered personally, by telephone, transmitted by electronic mail or facsimile transmission, courier or mailed by United States mail or courier to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Company by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Company by the director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 6.          QUORUM. A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board, provided that, if less than a majority of such directors is present at such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the Charter or these Bylaws, the vote of a majority or other percentage of a specified group of directors is required for action, a quorum must also include a majority or such other percentage of such group. The directors present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough directors to leave fewer than required to establish a quorum.

Section 7.          VOTING. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws. If enough directors have withdrawn from a meeting to leave fewer than required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the Board, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws.

Section 8.          ORGANIZATION. The Board may designate a chairman of the Board, who may also be an officer of the Company, and who will have such powers and duties as determined by the Board from time to time. At each meeting of the Board, the chairman of the Board or, in the absence of the chairman of the Board, the vice chairman of the Board, if any, shall act as chairman of the meeting. In the absence of both the chairman of the Board and vice chairman of the Board, the chief executive officer or in the absence of the chief executive officer, the president, if any, or in the absence of the president, a director chosen by a majority of the directors present, shall act as chairman of the meeting. The secretary or, in his or her absence, an assistant secretary of the Company, or in the absence of the secretary and all assistant secretaries, an individual appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section 9.          TELEPHONE MEETINGS. Directors may participate in a meeting, and any committee member of any committee established by the Board pursuant to Article IV, by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time; provided, however, this Section 9 does not apply to any action of the directors pursuant to the 1940 Act that requires the vote of the directors to be cast in person at a meeting. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 10.        WRITTEN CONSENT BY DIRECTORS. Any action required or permitted to be taken at any meeting of the Board or at any committee established by the Board pursuant to Article IV, may be taken without a meeting, if a consent to such action is given in writing or by electronic transmission by each director or committee member, as applicable, and filed with the minutes of proceedings of the Board or such committee, as applicable; provided however, this Section 10 does not apply to any action of the directors pursuant to the 1940 Act that requires the vote of the directors to be cast in person at a meeting.

Section 11.        VACANCIES. If for any reason any or all the directors cease to be directors, such event shall not terminate the Company or affect these Bylaws or the powers of the remaining directors hereunder, if any. Subject to applicable requirements of the 1940 Act, except as may be provided by the Board in setting the terms of any class or series of preferred stock, (a) any vacancy on the Board may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum and (b) any director elected to fill a vacancy shall serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is elected and qualifies.

Section 12.        COMPENSATION. Each independent director is entitled to receive annually for serving on the Board an amount to be determined by the nominating and governance committee of the Board (the “Governance Committee”) as determined to be fair and reasonable, and also will be reimbursed for reasonable out-of-pocket expenses incurred with attending meetings of the Board and committees of the Board. In addition, the director that serves as a chairman of the audit committee of the Board (the “Audit Committee”) is entitled to receive an annual retainer as determined by the Governance Committee for serving on such committee. The Company will not pay compensation to any director who also serve as an officer or director of the adviser or any sub-adviser to the Company or are employees of an affiliate of the adviser or any sub-adviser to the Company. No additional compensation shall be paid to any director for attending the annual meeting of shareholders. Nothing herein contained shall be construed to preclude any directors from serving the Company in any other capacity and receiving compensation therefor.

Section 13.        LOSS OF DEPOSITS. No director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or stock have been deposited.

Section 14.        SURETY BONDS. Unless required by law, no director shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.

Section 15.        RELIANCE. Each director, officer or employee of the Company shall, in the performance of his duties with respect to the Company, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Company whom the director, officer or employee reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director, officer or employee reasonably believes to be within the person’s professional or expert competence, or, with respect to a director, by a committee of the Board on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.

Section 16.        CERTAIN RIGHTS OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The directors shall have no responsibility to devote their full time to the affairs of the Company. Any director, officer, employee or agent of the Company, in his personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to those of or relating to the Company, subject to any policies relating to such interests and activities adopted by the directors and applicable law.

Section 17.        RATIFICATION. The Board or the shareholders may ratify and make binding on the Company any action or inaction by the Company or its officers to the extent that the Board or the shareholders could have originally authorized the matter. Moreover, any action or inaction questioned in any proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or shareholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board or by the shareholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Company and its shareholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

Section 18.        EMERGENCY PROVISIONS. Notwithstanding any other provision in the Charter or these Bylaws, this Section 18 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board, (i) a meeting of the Board or a committee thereof may be called by the chairman of the Board or any two directors by any means feasible under the circumstances; (ii) notice of any meeting of the Board during such an Emergency may be given less than 24 hours prior to the meeting to as many directors and by such means as may be feasible at the time, including publication, television or radio, and (iii) the number of directors necessary to constitute a quorum shall be one-third of the whole Board.

ARTICLE IV
COMMITTEES

Section 1.          NUMBER, TENURE AND QUALIFICATIONS. The Board may appoint from among its members an Audit Committee, a Governance Committee and an independent directors committee of the Board, and other committees the Board shall determine from time to time to be in the best interests of the Company, each of which shall be composed of one or more directors, who will serve at the pleasure of the Board.

Section 2.          POWERS. The Board may delegate to committees appointed under Section 1 of this Article IV any of the powers of the Board, except as prohibited by law.

Section 3.          MEETINGS. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the Board shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member. Each committee may fix rules of procedures for its business. Each committee shall keep minutes of its proceedings.

Section 4.          VACANCIES. Subject to the provisions hereof, the Board shall have the power at any time to change the membership of any committee, to appoint the chair of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee. Subject to the power of the Board, the members of the committee shall have the power to fill any vacancies on the committee.

ARTICLE V
OFFICERS

Section 1.          GENERAL PROVISIONS. The officers of the Company shall include a chief executive officer and/or a president, a secretary, a treasurer and/or chief financial officer and to the extent that Rule 38a-1 under the 1940 Act applies, a chief compliance officer and an anti-money laundering officer, and may include one or more vice presidents, a chief operating officer, a chief investment officer, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board may from time to time elect such other officers with such powers and duties as it shall deem necessary or appropriate. The officers of the Company shall be elected annually by the Board at the first meeting of the Board following the annual meeting of shareholders, except that the chief executive officer or president may from time to time appoint one or more vice presidents, assistant secretaries, assistant treasurers or other officers. Each officer shall hold office until his or her successor is elected and qualifies or until death, resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person although any person holding more than one office in the company may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer. In their discretion, the directors may leave unfilled any office except that of the chief executive officer, the president, the treasurer, the secretary and the chief compliance officer. Election of an officer or agent shall not of itself create contract rights between the Company and such officer or agent.

Section 2.          REMOVAL AND RESIGNATION. Any officer or agent of the Company may be removed, with or without cause, by a majority of the whole Board if in its judgment the best interests of the Company would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Company may resign at any time by delivering his or her resignation to the Board, the chairman of the Board, the chief executive officer, the president or the secretary. Any resignation shall take effect immediately upon its receipt or, if the time when it shall become effective is specified therein, at such later time specified in the notice of resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Company. In addition, the termination or resignation of the chief compliance officer shall be effected in accordance with Rule 38a-1(4) under the 1940 Act.

Section 3.          VACANCIES. A vacancy in any office may be filled by the Board for the balance of the term.

Section 4.          CHIEF EXECUTIVE OFFICER. The Board may designate a chief executive officer. In the absence of such designation, the president shall be the chief executive officer of the Company. The chief executive officer shall have general responsibility for implementation of the policies of the Company, as determined by the Board, and for the management of the business and affairs of the Company. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the directors or by these Bylaws to some other officer or agent of the Company or shall be required by law to be otherwise executed, and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board from time to time.

Section 5.          CHIEF OPERATING OFFICER. The Board may designate a chief operating officer. The chief operating officer, under the direction of the chief executive officer, shall have the responsibilities and perform the duties incident to the office of chief operating officer, including general management authority and responsibility for the day-to-day implementation of the policies of the Company and such other responsibilities and duties prescribed by the Board or the chief executive officer from time to time.

Section 6.          CHIEF INVESTMENT OFFICER. The Board may designate a chief investment officer. The chief investment officer shall have the responsibilities and duties incident to the office of chief investment officer and such other duties as may be prescribed by the Board, the chief executive officer or the president.

Section 7.          CHIEF FINANCIAL OFFICER. The Board may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties incident to the office of chief financial officer and such other duties as may be prescribed as set forth by the Board, the chief executive officer or the president.

Section 8.          CHIEF COMPLIANCE OFFICER; ANTI-MONEY LAUNDERING OFFICER. The Board shall designate a chief compliance officer to the extent required by, and consistent with the requirements of, the 1940 Act. The chief compliance officer, who shall also serve as the anti-money laundering officer and subject to the direction of, and reporting to, the Board, shall be responsible for the oversight of the Company’s compliance with the U.S. federal securities laws and other applicable regulatory requirements. The designation, compensation and removal of the chief compliance officer must be approved by the Board, including a majority of the independent directors of the Company. The chief compliance officer shall perform such executive, supervisory and management functions and duties as may be assigned to him or her from time to time by the Board, the chief executive officer or the president.

Section 9.          PRESIDENT. In the absence of a designation of a chief executive officer by the Board, the president shall be the chief executive officer. He or she may sign with the secretary or any other proper officer of the Company authorized by the Board, deeds, mortgages, bonds, contracts, or other instruments which the Board has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Company, or shall be required by law to be otherwise signed or executed, and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board from time to time.

Section 10.        VICE PRESIDENTS. In the absence of the chief executive officer, president, the chief operating officer, or in the event of a vacancy in all such offices, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the chief executive officer and the president; and shall perform such other duties as from time to time may be assigned to such vice president by the chief executive officer, the chief operating officer, the president or by the Board. The Board may designate one or more vice presidents as executive vice president, senior vice president or as vice president for particular areas of responsibility.

Section 11.        SECRETARY. The secretary shall: (a) keep the minutes of the proceedings of the shareholders, the Board and committees of the Board in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Company; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) have general charge of the stock transfer books of the Company; and (f) in general perform such other duties as from time to time may be assigned by the chief executive officer, the president or by the Board.

Section 12.        TREASURER. In the absence of a designation of a chief financial officer by the Board, the treasurer shall be the chief financial officer of the Company. In the absence of a designation of a treasurer by the Board, then the chief financial officer shall be responsible for the duties of the treasurer specified in this Section 12. The treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board.

The treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the president and Board, at the regular meetings of the Board or whenever it may so require, an account of all his or her transactions as treasurer and of the financial condition of the Company. The treasurer shall, if required by the Board, give bonds for the faithful performance of his duties in such sums and with sure surety or sureties as shall be satisfactory to the Board.

Section 13.        ASSISTANT SECRETARIES AND ASSISTANT TREASURER. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the chief executive officer, the president or the Board. The assistant treasurers shall, if required by the Board, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board.

ARTICLE VI
CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1.          CONTRACTS. The Board, or any committee of the Board within the scope of its delegated authority, may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Company and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Company when authorized or ratified by action of the Board or such committee and executed by an authorized person.

Section 2.          CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company shall be signed by such officer or agent of the Company in such manner as shall from time to time be determined by the Board.

Section 3.          DEPOSITS. All funds of the Company not otherwise employed shall be deposited or invested from time to time to the credit of the Company in such banks, trust companies or other depositories as the Board may designate.

ARTICLE VII
STOCK

Section 1.          CERTIFICATES. Except as may be otherwise provided by the Board or any officer of the Company, shareholders of the Company are not entitled to certificates representing the shares of stock held by them. In the event that the Company issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the Company in any manner permitted by the MGCL. In the event that the Company issues shares of stock without certificates, to the extent then required by the MGCL the Company shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no difference in the rights and obligations of shareholders based on whether or not their shares are represented by certificates.

Section 2.          TRANSFERS. All transfers of shares of stock shall be made on the books of the Company in such manner as the Board or any officer of the Company may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board or an officer of the Company that such shares shall no longer be represented by certificates. Upon the transfer of any uncertificated shares, the Company shall provide to the record holders of such shares, to the extent then required by the MGCL, a written statement of the information required by the MGCL to be included on stock certificates.

The Company shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Maryland.

Notwithstanding the foregoing, transfers of shares of any class or series of stock will be subject in all respects to the Charter and all of the terms and conditions contained therein.

Section 3.          REPLACEMENT CERTIFICATE. Any officer of the Company may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such shareholder and the Board or an officer of the Company has determined that such certificates may be issued. Unless otherwise determined by an officer of the Company, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Company a bond in such sums as it may direct as indemnity against any claim that may be made against the Company.

Section 4.          FIXING OF RECORD DATE. The Board may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose. Such record date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of shareholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of shareholders of record is to be held or taken.

When a record date for the determination of shareholders entitled to notice of or to vote at any meeting of shareholders has been set as provided in this section, such record date shall continue to apply to the meeting if postponed or adjourned, except if the meeting is postponed or adjourned to a date more than 120 days after the record date originally fixed for the meeting, in which case a new record date for such meeting shall be determined as set forth herein.

Section 5.          SHARE LEDGER. The Company shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each shareholder and the number of shares of each class held by such shareholder.

Section 6.         FRACTIONAL SHARES; ISSUANCE OF STOCK. The Board may authorize the Company to issue fractional shares of stock or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Charter or these Bylaws, the Board may authorize the issuance of units consisting of different securities of the Company.

ARTICLE VIII
ACCOUNTING YEAR

The Board shall have the power, from time to time, to fix the fiscal year of the Company by a duly adopted resolution.

ARTICLE IX
DISTRIBUTIONS

Section 1.          AUTHORIZATION. Dividends and other distributions upon the stock of the Company may be authorized by the Board, subject to the provisions of law and the Charter. Dividends and other distributions may be paid in cash, property or stock of the Company, subject to the provisions of law and the Charter.

Section 2.          CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Company available for dividends or other distributions such sum or sums as the Board may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Company or for such other purpose as the Board shall determine to be in the best interest of the Company, and the Board may modify or abolish any such reserve.

ARTICLE X
SEAL

Section 1.          SEAL. The Board may authorize the adoption of a seal by the Company. The seal shall contain the name of the Company and the year of its incorporation and the words “Incorporated in Maryland.” The Board may authorize one or more duplicate seals and provide for the custody thereof.

Section 2.          AFFIXING SEAL. Whenever the Company is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Company.

ARTICLE XI
WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to the Charter or these Bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XII
INVESTMENT COMPANY ACT

If and to the extent that any provision of the MGCL, including Subtitle 6 and, if then applicable, Subtitle 7, of Title 3 of the MGCL, or any provision of the Charter or these Bylaws conflicts with any mandatory provision of the 1940 Act, then the applicable provision of the 1940 Act shall control.

ARTICLE XIII

EXCLUSIVE FORUM FOR CERTAIN LITIGATION

Unless the Company consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of any duty owed by any director or officer or other employee of the Company to the Company or to the shareholders of the Company, (c) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the MGCL, the Charter or these Bylaws, or (d) any action asserting a claim against the Company or any director or officer or other employee of the Company that is governed by the internal affairs doctrine.

ARTICLE XIV
AMENDMENT OF BYLAWS

The Board shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.

ARTICLE XV
SEVERABILITY

If any provision of these Bylaws shall be held invalid or unenforceable in any respect, such holding shall apply only to the extent of any such invalidity or unenforceability and shall not in any manner affect, impair or render invalid or unenforceable any other provision of the Bylaws in any jurisdiction.

Effective: November 14, 2017